As filed with the Securities and Exchange Commission on April 13, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3342784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9405 SW Gemini Drive
Beaverton, Oregon
(503) 469-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce Davis
Chief Executive Officer and Chairman of the Board
Digimarc Corporation
9405 SW Gemini Drive
Beaverton, Oregon
(503) 469-4800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Roy W. Tucker
John R. Thomas
Perkins Coie LLP
1120 NW Couch Avenue, 10th Floor
Portland, OR  97209
(503) 727-2044

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)(4)	Amount of Registration Fee
Common stock(5), par value $0.001 per share
Preferred stock, par value $0.001 per share
Debt Securities
TOTAL	$90,000,000	$2,763

(1)          Not specified as to each class of securities to be registered pursuant to General Instruction II.(D) to Form S-3.

(2)          In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $90,000,000 or the equivalent thereof in foreign currencies. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $90,000,000 or the equivalent thereof in foreign currencies, less the dollar amount of any other securities issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)          There is being registered hereunder such indeterminate number or amount of shares of common stock, shares of preferred stock, and Debt Securities of the registrant as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(4)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(5)          Associated with the common stock are rights to purchase Series A Preferred Stock pursuant to a rights plan that will not be exercisable or evidenced separately from the common stock of the registrant prior to the occurrence of certain events. The registrant will not receive separate consideration for the initial issuance of the rights to purchase its preferred stock under the rights plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated April 13, 2007

Information contained herein is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

$90,000,000

DIGIMARC CORPORATION

Common Stock
$0.001 par value per share

Preferred Stock
$0.001 par value per share

Debt Securities

Digimarc Corporation. may offer from time to time

•       Shares of our common stock (“Common Stock”)

•       Shares of our preferred stock (“Preferred Stock”), or

•       Debt securities, consisting of notes, debentures or other evidences of indebtedness, including senior debt securities, subordinated debt securities and indebtedness convertible into equity securities, in one or more series (the “Debt Securities”).

We refer to the Common Stock, the Preferred Stock and the Debt Securities in this prospectus collectively as the “Securities.” We will offer the Securities at an aggregate initial offering price of up to $90,000,000 at prices and on terms that we will determine in light of market conditions at the time of sale. We will provide specific information on the number of Securities offered and the price and terms of the offered Securities in one or more prospectus supplements.

We may sell the Securities directly, through agents designated from time to time or to or through underwriters or dealers. We will include the names of agents or underwriters involved in the sale of the Securities and any commissions or discounts in a prospectus supplement. See “Plan of Distribution” for more information on this topic.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock is traded on the Nasdaq Global Market under the symbol “DMRC.” On April 12, 2007, the last reported sales price for our common stock on the Nasdaq Global Market was $10.75 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED IN ‘‘RISK FACTORS’’ ON PAGE 2. YOU SHOULD CAREFULLY CONSIDER THOSE RISK FACTORS BEFORE INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                 , 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) using the “shelf” registration process. By using a shelf registration statement, we may offer and sell, from time to time, in one or more offerings the securities described in this prospectus up to an aggregate amount of $90,000,000 or the equivalent in foreign denominated currencies.

This prospectus provides you with a general description of the securities we may offer. The general description contained in this prospectus is not meant to be complete. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Copies of the registration statement together with its exhibits may be inspected or obtained as described in the section entitled “Where You Can Find More Information.” Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by reference to the registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus, the registration statement and any accompanying prospectus supplement or amendment to the registration statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at no charge from the SEC’s website at www.sec.gov and on our Web site under the “Investors” tab at www.digimarc.com. Information on our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below, except as superseded, supplemented or modified by this prospectus, which have been filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):

•       our Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 8, 2007, including our audited consolidated financial statements for the fiscal year ended December 31, 2006 attached thereto;

•       our Current Reports on Form 8-K filed on January 4, 2007 and March 8, 2007; and

•       the description of our common stock set forth in our registration statement on Form 8-A filed on December 1, 1999, and any subsequent amendments or reports filed for the purpose of updating this description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 or disclosures made in accordance with Regulation FD on Item 8.01 in any Current Report on Form 8-K or other information “furnished” to the SEC) from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to:

Digimarc Corporation
Attn: Robert P. Chamness
Chief Legal Officer and Secretary
9405 SW Gemini Drive
Beaverton, Oregon 97008
Telephone: (503) 469-4800

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OUR BUSINESS

You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus, in the prospectus supplements or incorporated herein or therein by reference.

Digimarc Corporation (“Digimarc,” “the Company,” “our” or “we”) is a leading supplier of secure identity solutions and digital watermarking technology for use in media management. Our solutions enable governments and businesses around the world to enhance traffic safety and national security, combat identity theft and fraud, facilitate the effectiveness of voter identification programs, improve the management of media content, deter counterfeiting and piracy and support new digital media distribution models that provide consumers with more choice and access to media content.

We issue more than 60 million identification documents (“IDs”) annually and are the leading supplier of government-issued citizen IDs in North America, including supplying systems that produce more than two-thirds of all driver licenses issued in the United States (the “U.S.”). We also provide systems, supplies and services relating to the issuance of national IDs, voter IDs and driver licenses in a number of foreign countries.

We are also a pioneer and leading owner of intellectual property in a signal processing technology innovation known as “digital watermarking” which allows imperceptible digital information to be embedded in all forms of digitally designed, produced or distributed media content, including personal identification documents, financial instruments, photographs, movies, music, television, and product packages. The embedded data within various types of media content can be detected and read by software or hardware detectors in personal computers and other digital devices. We provide solutions based on our digital watermarking technology directly and through our licensees. Digital watermarking has already proven effective in banknote security, giving rise to our long-term relationship with a consortium of leading central banks. We also believe that digital watermarks can be used in secure ID management systems to enhance the security, and facilitate the authentication, of driver licenses and other IDs. In addition, Digimarc and its licensees have successfully propagated digital watermarking in music, movies, television and radio broadcasts, images and printed materials. Digital watermarks have been used in these applications to provide improved media rights and asset management, reduce piracy and counterfeiting losses, improve marketing programs, permit more efficient and effective distribution of valuable media content, and enhance consumer experiences.

The substantial majority of our revenue is generated pursuant to long-term contracts with government agencies—primarily U.S. state government agencies responsible for driver license issuance, a consortium of leading Central Banks, and national governments of a number of countries. These customers rely on our systems design, integration and materials science expertise, and proprietary technologies such as digital watermarking, to implement issuance systems and processes that improve the security of identity documents and banknotes.

The remainder of our revenue is generated through commercial applications of our digital watermarking and related technologies, primarily from patent and technology license fees paid by business partners. Our licensing business is built upon our extensive patent portfolio, which contains 300 issued U.S. patents as of December 31, 2006. Private sector media and entertainment industry customers use secure media management solutions from the Company and its business partners to identify, track, manage and protect content as it is distributed and consumed—either digitally or physically—and to enable new consumer applications to improve access to networks and information from personal computers and mobile devices. We expect that patent licensing will continue to contribute most of our revenues from non-government customers for the foreseeable future.

Our Corporate Information

Our principal executive offices, and marketing, research, and intellectual property development facility are located at 9405 SW Gemini Drive, Beaverton, Oregon. Our secure ID systems business is headquartered in Burlington, Massachusetts, and our logistics center is in Fort Wayne, Indiana. The telephone number of our facility in Beaverton, Oregon is (503) 469-4800. Our website is www.digimarc.com.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under ‘‘Risk Factors’’ in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

Because this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, any of the risk factors set forth above or elsewhere in this prospectus or incorporated herein by reference could cause our actual results to differ materially from those results projected or suggested in such forward-looking statements. Statements that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Words such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases are intended to identify forward-looking statements. All forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not differ materially from expectations, and, therefore, investors are cautioned not to place undue reliance on such statements. Investors should understand that it is not possible to predict or identify all risk factors and that the risks discussed above should not be considered a complete statement of all potential risks and uncertainties. We undertake no obligation to update any forward-looking statements as a result of future events or developments.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness, the financing of capital expenditures, future acquisitions or share repurchases. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock, 300,000 shares of which have been designated as Series A Preferred Stock. The following description of our capital stock is subject to, and qualified in its entirety by, the provisions of our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends as may be declared by the board of directors out of funds legally available for such purpose, as well as any distributions to the stockholders.

In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Series A Preferred Stock

Pursuant to our shareholders rights plan (described below), the holders of each share of our common stock have one right to purchase one hundredth of a share (a unit) of our Series A Preferred Stock under circumstances described in the rights agreement between Digimarc and our transfer agent. The Series A Preferred Stock that may be acquired upon exercise of the rights is nonredeemable by the Company and is subordinate in preference to all other shares of preferred stock that may be issued by the Company. The Series A Preferred Stock is not convertible into other securities.

If, as and when declared by the Board of Directors, the Series A Preferred Stock will have a minimum preferential quarterly dividend, prior to the dividend payment to holders of common stock, of $.01 per unit or any higher per share dividend declared on the common stock. Dividends are cumulative as set forth in the certificate of designation for the Series A Preferred Stock.

In the event of liquidation, the holder of a unit will receive a preferred liquidation payment, prior to any liquidation payment to holders of common stock, equal to the greater of $.01 per unit and the per share amount paid in respect of a share of Company common stock.

Each unit of the Series A Preferred Stock is entitled to one vote, voting together with the Company common stock.

In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each unit of the Series A Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Company common stock.

The rights of holders of Series A Preferred Stock with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the economic value of each unit of Series A ‘s that may be acquired upon the exercise of a right should approximate the economic value of one share of Company common stock.

Other Preferred Stock

Our board of directors may authorize, without action by our shareholders, the issuance of up to 4,700,000 shares of preferred stock other than the Series A Preferred Stock in one or more series and may fix the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations and restrictions of any series of preferred stock, including:

•       dividend rights and preferences over dividends on our common stock or any series of preferred stock;

•       the dividend rate (and whether dividends are cumulative);

•       conversion rights, if any;

•       voting rights;

•       rights and terms of redemption (including sinking fund provisions, if any);

•       redemption price and liquidation preferences of any wholly unissued series of any preferred stock; and

•       an increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

•       the title of the series and the number of shares in the series;

•       the price at which the preferred stock will be offered;

•       the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred  stock being offered will cumulate;

•       the voting rights, if any, of the holders of shares of the preferred stock being offered;

•       the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

•       the liquidation preference per share;

•       the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•       the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt  securities, including the exchange price, or the manner of  calculating the exchange price, and the exchange period;

•       any listing of the preferred stock being offered on any securities exchange;

•       a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

•       any preemptive rights;

•       the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•       any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;  and

•       any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Shareholders Rights Plan

In November 2004, the Board of Directors authorized and declared a dividend of one right for each outstanding share of common stock to stockholders of record at the close of business on November 29, 2004, and authorized the issuance of one right for each share of common stock issued by the Company under certain circumstances in the future. Each right entitles the registered holder, subject to the terms of the rights agreement between us and the rights agent, to purchase from us one one-hundredth of a share (a unit) of Series A Preferred Stock, par value $0.001 per share, at a purchase price of $100.00 per unit, under circumstances described in the rights agreement. The purchase price, the number of units of preferred stock and the type of securities issuable upon exercise of the rights are subject to adjustment.

The rights will expire at the close of business November 16, 2014 unless earlier redeemed or exchanged.

Until a right is exercised, the holder of the right, as such, will have no rights as one of our stockholders, including the right to vote or to receive dividends.

The rights are not immediately exercisable. Subject to the terms and conditions of the rights agreement, they will become exercisable ten business days after a person or group acquires, or commences a tender or exchange offer which would lead to the acquisition of beneficial ownership of 15% or more of the Company’s outstanding common stock, subject to prior redemption or exchange and subject to exceptions specified in the rights agreement, including an exception for existing large shareholders that have historically held ownership positions in excess of 15 percent. Subject to these exceptions, once a person or group acquires beneficial ownership of 15% or more of Digimarc’s outstanding common stock, each right not owned by that person or group or related parties will entitle its holder to purchase, at the right’s then-current purchase price, units of Series A preferred stock or, at Digimarc’s option, shares of common stock or cash, property or other securities of Digimarc having a market value equal to twice the then-current purchase price, subject to terms and conditions of the rights agreement.

Anti-Takeover Provisions

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

•       prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•       the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•       on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•       any merger or consolidation involving the corporation and the interested stockholder;

•       any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•       subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•       the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or a tender offer or delaying or preventing a change in control of the Company. In particular, our certificate of incorporation and bylaws, as applicable, among other things:

•       provide that our board of directors are divided into three classes of directors, as nearly equal in number as is reasonably possible, serving staggered three-year terms of office. A vote of at least 80% of our capital stock is required to amend this provision.

•       provide that special meetings of the stockholders may be called only by our president, our secretary or at the direction of the board. Advance written notice is required, which generally must be received by the secretary not less than 30 days nor more than 60 days prior to the meeting, by a stockholder of a proposal or director nomination which that stockholder desires to present at a meeting of stockholders. Any amendment of this provision requires a vote of at least 80% of our capital stock.

•       do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the board and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of the Company.

•       provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

•       allow us to issue up to 5,000,000 shares of preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock, as well as having the anti-takeover effect discussed above.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by them, and to discourage various types of transactions that may involve an actual or threatened change in control of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage various tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company. Its address is P.O. Box 43078, Providence, Rhode Island 02940-3078. Its telephone number is 1-800-942-5909. Its web site is www.computershare.com.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, Debt Securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The Debt Securities will either be senior debt securities or subordinated debt securities. We may also issue convertible debt securities. Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture,” each entered into between us and a trustee to be named in the Indenture. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The Indenture or forms of Indentures will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and Debt Securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions in the Indenture of certain terms.

Unless otherwise specified in a prospectus supplement, the Debt Securities will be direct unsecured obligations of the Company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

The senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the Senior Indenture.

Additionally, the senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any indebtedness of any subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of any subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any subsidiaries to satisfy claims of the subsidiary’s creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of Debt Securities being offered. These terms will include some or all of the following:

•       the title of Debt Securities and whether they are subordinated debt securities or senior debt securities;

•       any limit on the aggregate principal amount of the series;

•       the percentage of the principal amount at which the debt securities of any series will be issued;

•       the ability to issue additional Debt Securities of the same series;

•       the purchase price for the Debt Securities and the denominations of the Debt Securities;

•       the specific designation of the series of Debt Securities being offered;

•       the maturity date or dates of the Debt Securities and the date or dates upon which the Debt Securities are payable and the rate or rates at which the Debt Securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which the rate shall be determined;

•       the basis for calculating interest if other than 360-day year or twelve 30-day months;

•       the date or dates from which any interest will accrue or the method by which the date or dates will be determined;

•       the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•       whether the amount of payments of principal of (and premium, if any) or interest on the Debt Securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of the payments;

•       the dates on which we will pay interest on the Debt Securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•       the place or places where the principal of (and premium, if any) and interest on the Debt Securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•       the rate or rates of amortization of the Debt Securities;

•       if we possess the option to do so, the periods within which and the prices at which we may redeem the Debt Securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•       our obligation or discretion, if any, to redeem, repay or purchase Debt Securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the Debt Securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the Debt Securities, in whole or in part, pursuant to the obligation, and the other terms and conditions of the obligation;

•       the terms and conditions, if any, regarding the mandatory conversion or exchange of Debt Securities;

•       the period or periods within which, the price or prices at which and the terms and conditions upon which any Debt Securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the Debt Securities shall be evidenced;

•       any restriction or condition on the transferability of the Debt Securities of a particular series;

•       the portion, or methods of determining the portion, of the principal amount of the Debt Securities which we must pay upon the acceleration of the maturity of the Debt Securities in connection with an Event of Default (as described below), if other than the full principal amount;

•       the currency or currencies in which the Debt Securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the Debt Securities will be denominated;

•       provisions, if any, granting special rights to holders of the Debt Securities upon the occurrence of specified events;

•       any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of Debt Securities, and whether or not the events of default or covenants are consistent with those contained in the applicable Indenture;

•       any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•       the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the Debt Securities;

•       whether the subordination provisions summarized below or different subordination provisions will apply to the Debt Securities;

•       the terms, if any, upon which the holders may convert or exchange the Debt Securities into or for our common stock, preferred stock or other securities or property;

•       whether the Debt Securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered Debt Securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered Debt Securities may transfer the Debt Securities only on the records of the issuer. By contrast, ownership of bearer Debt Securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•       any changes necessary to issue the Debt Securities of any particular series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•       any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer Debt Securities, (2) the exchange of bearer Debt Securities for registered Debt Securities or (3) the sale and delivery of bearer Debt Securities. A holder of Debt Securities will not be able to exchange registered Debt Securities into bearer Debt Securities except in limited circumstances;

•       whether we are issuing the Debt Securities in whole or in part in global form;

•       any change in the right of the trustee or the requisite holders of Debt Securities to declare the principal amount of the Debt Securities due and payable because of an event of default;

•       the depositary for global or certificated Debt Securities;

•       any federal income tax consequences applicable to the Debt Securities, including any Debt Securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•       any right we may have to satisfy, discharge and defease our obligations under the Debt Securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•       the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the Debt Securities;

•       any other specific terms of the Debt Securities, including any modifications to the events of default under the Debt Securities and any other terms which may be required by or advisable under applicable laws or regulations;

•       to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•       if the principal of or any premium or interest on any Debt Securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which an election is to be made and the amounts payable (or the manner in which the amount shall be determined);

•       the portion of the principal amount of any Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity of the Debt Securities pursuant to the applicable Indenture if other than the entire principal amount; and

•       if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of the Debt Securities as of any such date for any purpose, including the principal amount of the Debt Securities, which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, Debt Securities will be issued in fully-registered form without coupons.

Holders of the Debt Securities may present their securities for exchange and may present registered Debt Securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted Debt Securities.

We may issue Debt Securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these Debt Securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on those dates, depending upon the value on those dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and various additional tax considerations.

PLAN OF DISTRIBUTION

We may distribute the Securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of Securities in a Prospectus supplement.

Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed. Underwriters may also offer and sell Securities at market prices, at prices related to market prices or at negotiated prices. We also may authorize underwriters acting as our agents to offer and sell the Securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of Securities, we may be deemed to have paid compensation to the underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

• the name or names of any underwriters;

• the purchase price of the Securities and the proceeds to us from the sale;

• any underwriting discounts and other items constituting underwriters’ compensation;

• any public offering price;

• any discounts or concessions allowed or reallowed or paid to dealers; and

• any securities exchange on which the securities offered in the prospectus supplement may be listed.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the Securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with underwriters, dealers and agents providing them indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and reimbursement for certain expenses.

We will indicate the extent to which we anticipate that a secondary market for the Securities will be available in a prospectus supplement. Our Common Stock is listed on the Nasdaq Global Market. Except as indicated in the applicable prospectus supplement, Securities other than Common Stock are not expected to be listed on any securities exchange.

This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the Securities offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Digimarc Corporation as of December 31, 2005 and 2006, and for each of the years in the two-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference herein and in the registration statement, have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their reports with respect thereto, which are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing. The consolidated statements of operations, stockholders’ equity and cash flows of Digimarc Corporation for the year ended December 31, 2004, incorporated by reference herein and in the registration statement, have been audited by KPMG LLP, independent registered public accounting firm, as indicated in their report with respect thereto, which is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, broker, salesperson or any other person to provide you with information or to make any representations different from those contained in this prospectus or incorporated herein by reference. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.  This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Until                                      , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

DIGIMARC CORPORATION

$90,000,000

Common Stock
$0.001 par value per share

Preferred Stock
$0.001 par value per share

Debt Securities

Prospectus

April     , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Digimarc Corporation (the “Registrant” or the “Company”). All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$2,763
Transfer agent’s fees and expenses	*
Trustee’s fees	*
Nasdaq listing of additional shares fees	*
Legal fees and expenses	*
Printing fees	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*

*                    To be provided by amendment.

Item 15.                 Indemnification of Officers and Directors.

Under Section 145 of the General Corporation Law of the State of Delaware, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. Section 7 of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no directors of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company’s Amended and Restated Bylaws also provides for mandatory indemnification of its directors, officers, employees and agents to the fullest extent permissible under the General Corporation Law of the State of Delaware. Delaware law provides that directors of a company will not be personally liable to the company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for (a) any breach of their duty of loyalty to the company or its stockholders, (b) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions or (d) any transaction from which the directors derived an improper personal benefit. The Amended and Restated Bylaws further provide that such right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company. Responsibility for determinations with respect to such indemnification will be made by the Company’s board of directors.

The Company has entered into an agreement with each of its directors and executive officers that requires the Company to indemnify such persons against any expense, liability or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment under such agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing for any of the foregoing in, any proceeding relating to any event or occurrence by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company in certain capacities. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Company also has obtained a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.                 Exhibits.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*
3.1

Second Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 13, 2006)

3.2

Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on August 9, 2005)

4.2	Form of Indenture for Senior and Subordinated Debt Securities**
4.3	Form of Indenture for Convertible Debt Securities**
5.1	Opinion of Perkins Coie LLP**
12.1	Statement on the Computation of Ratio of Earnings to Fixed Charges*
23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1)**
23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page of this Registration Statement)
25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939*

*                    To the extent applicable, to be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**             To be filed by amendment.

Item 17.                 Undertakings.

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) , (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

(8)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on April 13, 2007.

DIGIMARC CORPORATION
By:	/s/ BRUCE DAVIS
Bruce Davis
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Bruce Davis and Robert P. Chamness, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ BRUCE DAVIS	Chief Executive Officer and
Bruce Davis	Chairman of the Board of Directors (Principal Executive Officer)	April 13, 2007
/s/ MICHAEL MCCONNELL	Chief Financial Officer
Michael McConnell	(Principal Financial and Accounting Officer)	April 13, 2007
/s/ PHILIP J. MONEGO, SR.	Director
Philip J. Monego, Sr.		April 13, 2007
/s/ BRIAN J. GROSSI	Director
Brian J. Grossi		April 13, 2007
/s/ PETER W. SMITH	Director
Peter W. Smith		April 13, 2007
/s/ JAMES T. RICHARDSON	Director
James T. Richardson		April 13, 2007
/s/ JIM ROTH	Director
Jim Roth		April 13, 2007
/s/ WILLIAM J. MILLER	Director
William J. Miller		April 13, 2007
/s/ BERNARD WHITNEY	Director
Bernard Whitney		April 13, 2007
/s/ LLOYD G. WATERHOUSE	Director
Lloyd G. Waterhouse		April 13, 2007

EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*
3.1

Second Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 13, 2006)

3.2

Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on August 9, 2005)

4.2	Form of Indenture for Senior and Subordinated Debt Securities**
4.3	Form of Indenture for Convertible Debt Securities**
5.1	Opinion of Perkins Coie LLP**
12.1	Statement on the Computation of Ratio of Earnings to Fixed Charges*
23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1)**
23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page of this Registration Statement)
25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939*

*                    To the extent applicable, to be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**             To be filed by amendment.